SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 25, 2003

                        Commission File Number: 000-49620

                                Biogentech Corp.
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             (Exact name of registrant as specified in its charter)

Nevada                                                               91-1868007
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

2445 McCabe Way, Suite 150, Irvine, California                            92614
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(Address of principal executive offices)                              (Zip Code)

                                  949.757.0001
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              (Registrant's Telephone Number, Including Area Code)


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                   (Former name, if changed since last report)

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      (Former Address and Telephone Number of Principal Executive Offices)







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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
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On September 25, 2003, in exchange for $1,000,000 in funding, we entered into the following agreements with Gryphon Master Fund, L.P. ("Gryphon"):

o Share Purchase Agreement. Pursuant to the Share Purchase Agreement between us and Gryphon, we agreed to sell Gryphon 1,000 shares of our newly designated 7.5% Convertible Preferred Stock, par value $.001 per share. Each share of the preferred stock is convertible into shares of our common stock at $2.40 per share. The conversion price per share is subject to fluctuation depending on factors more particularly described in the Certificate of Designations and Preferences attached hereto as Exhibit 4.1. The preferred stock accrues dividends of $75 per share per annum. We have the option of converting any accrued dividends to shares of our common stock in lieu of paying cash dividends. The conversion price of the dividends will be the same as the conversion price for the preferred stock. Gryphon can convert the preferred stock to common stock at any time. Refer to the Share Purchase Agreement attached hereto as Exhibit 10.1 for more details regarding the share purchase.

o Warrants. In conjunction with the share purchase, we also entered into a Warrant Agreement whereby we issued Gryphon warrants to purchase 104,167 shares of our common stock for $2.88 per share subject to certain conditions which may change the exercise price. See Exhibit
         10.2 for more detail.

o Registration Rights Agreement. In conjunction with the share purchase and issuance of warrants, we entered into a registration rights agreement whereby we agreed to prepare and file a registration statement registering the common shares to be issued upon (i) conversion of the preferred stock; and (ii) exercise of the warrants. The total number of shares registered may depend on several factors, including, but not limited to, fluctuation of the conversion price. See
         Exhibit 10.3 for more detail.

INDEX TO EXHIBITS
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 4.1     Certificate of Designations for 7.5% Convertible Preferred Stock
10.1 Share Purchase Agreement between Biogentech Corp. and Gryphon Master Fund, L.P.
10.2     Warrant Agreement
10.3     Registration Rights Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               Biogentech Corp.

                                               /s/ Chaslav Radovich
                                               ---------------------------------
                                               Chaslav Radovich, President





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